Exhibit 10.2

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is made as of August 24, 2023 (the “Forbearance Effective Date”), by and among TPHGREENWICH SUBORDINATE MEZZ LLC, a Delaware limited liability company (“Borrower”), TRINITY PLACE HOLDINGS INC., a Delaware corporation (“Indemnitor”), TPHGREENWICH MEZZ LLC, a Delaware limited liability company (“Additional Pledgor”), TPHS LENDER II LLC, a Delaware limited liability company, as lender (“Lender”) and TPHS LENDER II LLC, a Delaware limited liability company, as administrative agent for the benefit of Lender (“Administrative Agent”). Borrower, Indemnitor and Additional Pledgor are herein referred to individually as a “Borrower Party” and collectively as the “Borrower Parties”. Lender and Administrative Agent are herein referred to individually as a “Lender Party” and collectively as the “Lender Parties”.

RECITALS:

A.Reference is hereby made to that certain Amended and Restated Mezzanine Loan Agreement dated as of October 22, 2021 by and among Borrower, Additional Pledgor, Lender and Administrative Agent (as heretofore amended and as the same may be further amended, restated, replaced or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender made a mezzanine loan in the original principal amount of $30,270,789.73 (the “Loan”) to Borrower. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

B.As used herein, the Loan Agreement and all other instruments evidencing, securing or pertaining to the Loan including the Note, the Pledge Agreement, the Environmental Indemnity, the Recourse Guaranty, the Equity Funding Guaranty, the Carry Guaranty, the Completion Guaranty, now or from time to time hereafter executed and delivered to Lender in connection with the Loan, are referred to collectively herein as the “Loan Documents”.

C.Reference is hereby made to (i) that certain Master Loan Agreement dated as of October 22, 2021 by and between TPHGreenwich Owner LLC (“Mortgage Borrower”) and Macquarie PF Inc. (“Mortgage Lender”) (as heretofore amended and as the same may be further amended, restated, replaced or otherwise modified from time to time, the “Master Loan Agreement”), pursuant to which Mortgage Lender agreed to make to Mortgage Borrower (x) a term loan in the principal amount of $28,961,945.00, and (y) a building loan in the maximum aggregate principal amount to $128,197,878.00, and (ii) that certain Project Loan Agreement dated as of October 22, 2021 by and between Mortgage Borrower and Mortgage Lender (as heretofore amended and as the same may be further amended, restated, replaced or otherwise modified from time to time, the “Project Loan Agreement”; the Master Loan Agreement and the Project Loan Agreement, collectively, the “Mortgage Loan Agreement”), pursuant to which Mortgage Lender agreed to make to Mortgage Borrower a project loan in the maximum aggregate principal amount of $9,540,177.00.

D.The Borrower Parties have requested, and the Lender Parties have agreed, to forbear from exercising their rights and remedies under the Loan Documents and/or applicable law with respect to the prospective defaults, prospective Event of Default and Events of Defaults set forth on Annex I (all of the foregoing, including any cross-defaults resulting therefrom, collectively, the “Forbearance Defaults”), subject to the terms and conditions set forth herein.

E.Reference is hereby also made to the term sheets attached as Exhibits A and B (the “Term Sheets”) which describe, in summary form, transactions (the “Strategic Transaction”) that the Borrower Parties and their affiliates are willing to consummate.

NOW THEREFOR, in consideration of the promises set forth above and the covenants and agreements hereafter set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged by all parties, it is agreed as follows:

1.Incorporation of Recitals. The Parties hereby represent and acknowledge that the foregoing recitals are true and accurate, and said foregoing recitals are hereby incorporated herein as part of this Agreement as though set forth at length herein.

2.Forbearance. Notwithstanding the Forbearance Defaults, and subject to the provisions of this Agreement, the Lender Parties agree that, until the expiration or earlier termination of the Forbearance Period (as defined below), the Lender Parties will forbear from exercising their rights and remedies under the Loan Documents and/or applicable law solely with respect to the Forbearance Defaults; provided, however, that nothing herein shall restrict, impair or otherwise affect the exercise of the Lender Parties’ rights under this Agreement; and provided, further, that no such forbearance shall constitute a waiver with respect to the Forbearance Defaults (other than as set forth in the following sentence) and during the Forbearance Period, to the extent permitted by the Loan Documents, Lender shall be entitled to cure Mortgage Loan Events of Default and make any protective advances (except to the extent that Mortgage Lender is forbearing from taking action with respect to such Forbearance Defaults pursuant to a forbearance agreement acceptable to Lender).  Notwithstanding anything to the contrary contained herein, if, on or prior to the expiration (but not earlier termination) of the Forbearance Period, the Borrower Parties have satisfied the conditions to such forbearance set forth in Section 4 below and Mortgage Lender has waived the Forbearance Defaults that arise as a result of Mortgage Loan defaults, the Lender Parties shall be deemed to have waived the Forbearance Defaults and shall have no right to exercise any rights or remedies under the Loan Documents and/or applicable law solely with respect to the Forbearance Defaults; provided that to the extent that any Borrower Party makes any payment(s) to the Lender Parties which payment(s) or any portion thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required, in connection with any bankruptcy, insolvency, reorganization, dissolution, liquidation or other like proceeding or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payment(s) had not been made and the Borrower Parties shall be primarily liable for the revived obligations. The foregoing sentence shall not be construed and is not intended to preclude the Lender Parties from exercising their rights and remedies under the Loan Documents and/or applicable law with respect to the existence of the Forbearance Defaults after the expiration (other than expiration after satisfaction of the conditions to forbearance as set forth above) or earlier termination of the Forbearance Period.

3.Forbearance Period. The “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending on the date of the consummation of the Strategic Transaction.  In no event shall the Forbearance Period be extended except by a writing signed by the Lender Parties. Notwithstanding the foregoing, the Forbearance Period shall immediately terminate upon (i) December 31, 2023, (ii) the occurrence of any Event of Default other than the Forbearance Defaults, (iii) the failure of Borrower to satisfy the then applicable conditions to forbearance as set forth in this Agreement, time being of the essence with respect to such satisfaction, (iv) the failure of any representation or warranty made by the Borrower Parties in Section 7 of this Agreement to be true and correct in all material respects, (v) the filing of a complaint in a court of competent jurisdiction by the Mortgage Lender to foreclose a Mortgage (as defined in the Mortgage Loan Agreement) or a comparable exercise of remedy under the Mortgage Loan Agreement or other Loan Document (as defined in the Mortgage Loan Agreement) or (vi) Conversant Capital LLC states in writing that it is no longer pursuing a transaction with Indemnitor on substantially similar terms (with such revisions as are reasonably acceptable to Lender) to those outlined in the executed term sheet dated August 24, 2023, and is not replaced by a third party that is pursuing a substantially similar transaction (with such revisions as are reasonably acceptable to Lender) within thirty (30) days after such termination (each referred to herein individually and collectively as a “Termination Event”). Upon the expiration or earlier termination of the Forbearance Period as a result of the occurrence of a Termination Event, the Lender Parties may pursue and/or commence any legal or other action to enforce and collect any or all of the Borrower Parties’ obligations under the Loan Documents, which shall include, without limitation, the right to collect interest at the Default Rate on a retroactive basis from and including the date any Forbearance Default occurred.

4.Conditions to Forbearance. As a material inducement for the Lender Parties to enter this Agreement and to forbear from enforcing its rights under the Loan Documents during the Forbearance Period on the terms set forth in this Agreement, and as an express condition of such forbearance, the Borrower Parties agree as follows:

a.

No later than August 31, 2023, the Borrower Parties shall have signed term sheets substantially in the form of the Term Sheets for a Strategic Transaction and are diligently working to document and to consummate the Strategic Transaction;

b.	No later than December 31, 2023, the Borrower Parties shall have consummated a Strategic Transaction; and
c.	Borrower hereby waives any notice and/or cure periods set forth in the Loan Documents solely with respect to the Forbearance Defaults.

5.Time of the Essence. Time is of the essence in this Agreement.

6.Default Interest. Subject to the satisfaction of all conditions to forbearance set forth herein prior to the expiration of the Forbearance Period, the Lender Parties shall waive Borrower’s obligation to pay interest calculated at the Default Rate (and Administrative Agent shall accept payments of interest calculated at the Interest Rate during the Forbearance Period in lieu thereof); provided, however, that in the event that all conditions to forbearance set forth in this Agreement are not satisfied prior to the expiration (or earlier termination) of the Forbearance Period, in addition to all of the other obligations of the Borrower Parties set forth in the Loan Documents, all interest from and after the date any Forbearance Default occurs shall be calculated at the Default Rate and become immediately due and payable by Borrower, without notice or cure period.

7.Representations and Warranties. Each of the Borrower Parties hereby represents and warrants as follows, as of the Forbearance Effective Date:

a.	Except for the Forbearance Defaults, no Event of Default has occurred or is continuing.
b.

Such Borrower Party is not presently aware of the existence of any default other than the Forbearance Defaults and defaults resulting from the financial condition of Borrower, Indemnitor or any Affiliate thereof (without any duty to investigate).

c.

Each of the representations and warranties made in the Loan Documents (other than those relating to the financial condition of Borrower, Indemnitor or any Affiliate thereof) are true, correct and complete as of the Forbearance Effective Date as if made on the Forbearance Effective Date (subject to such changes as may have resulted from acts, omissions, events or circumstances that do not have a Material Adverse Effect and do not constitute a Potential Event of Default or Event of Default under the Loan Documents) (except no certification is made with respect to representations and warranties which are made as to a specific date).

d.

The execution, delivery and performance of such Borrower Party of this Agreement has been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable.

8.[Reserved]

9.Release of Lender Parties. Effective upon the consummation of the Strategic Transaction, the Borrower Parties hereby release, acquit and forever discharge the Lender Parties from any and all claims, demands, debts, actions, causes of action, suits, defenses, offsets against the Indebtedness and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, including without limitation, such claims and defenses as fraud, mistake, duress, usury and any other claim of so-called “lender liability”, which the Borrower Parties ever had, now have or might hereafter have against the Lender Parties, jointly or severally, for or by reason of any matter, cause or thing whatsoever occurring prior to the consummation of the Strategic Transaction in respect of (i) the Lender Parties’ administration of the Loan, (ii) the Loan Documents, (iii) this Agreement, (iv) the Mortgaged Property and the Collateral and (v) the Indebtedness.

10.Ratification of Liability. Each Borrower Party hereby ratifies and reaffirms all of its payment and performance obligations (including, without limitation, any indemnification obligations) under the Loan Documents to which it is a party.

11.Payment Statements and Other Financial Information. From time to time, Administrative Agent sent and will send to Borrower billing statements, payoff information or other financial data (collectively, the “Financial Reports”). The Financial Reports are generated for Borrower’s information and convenience only, and do not waive, amend or alter Borrower’s or Indemnitor’s obligations under the Loan Documents. Thus, to the extent that the Financial Reports are inconsistent with any term of the Loan Documents or to the extent that the Financial Reports do not accurately reflect balances and any charges to which the Lender Parties are entitled under the Loan Documents, the Loan Documents shall control in every instance. By means of example, and without limitation, the Financial Reports may fail to include prepayment premiums, late charges or default interest charges. Borrower and Indemnitor each acknowledge and agree that (a) acceptance from time to time by the Lender Parties, or by DK or Administrative Agent’s servicer (the “Servicer”) on behalf of Administrative Agent, of any payment by any of Borrower or Indemnitor (or any party on their behalf) of an amount less than the amount then due under the Loan Documents at such time shall be deemed acceptance on account only and shall not be deemed to waive any of the Lender Parties’ rights or remedies under the Loan Documents to require payment in full of all amounts due at such time or of any of the Lender Parties’ rights to require strict compliance with the terms of the Loan Documents by Borrower or Indemnitor, and (b) after the occurrence of an Event of Default (as defined in the Loan Documents), any payments or other amounts received or accepted or both by Administrative Agent, DK or Servicer on behalf of Lender, may be applied by Administrative Agent toward payment of amounts due under the Loan Documents and/or this Agreement in such order as Administrative Agent may elect in its sole discretion, from time to time.

12.No Amendments; Reservation of Rights; No Waiver. This Agreement shall not be deemed to operate as an amendment of or waiver of, or to prejudice, any right, power, privilege or remedy of the Lender Parties under the Loan Documents or applicable law (including, without limitation, the right to enforce any and all conditions to Disbursements to Borrower and/or disbursement of any reserve accounts established pursuant to the Loan Agreement), nor shall entering into this Agreement preclude the Lender Parties from refusing to enter into any amendments or further forbearances with respect to the Loan. Other than expressly provided herein, this Agreement shall not constitute a forbearance with respect to (i) any failure by the Borrower Parties to comply with any covenant or other provision in the Loan Documents or (ii) the occurrence or continuance of any present or future default or Event of Default.

13.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute a single agreement. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or an electronic signature executed through DocuSign. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The parties hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of the signature, and hereby agree that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of the parties’ execution of this Agreement.

14.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

15.Authority. Each party hereto (i) represents and warrants that it is authorized to enter into this Agreement, and (ii) acknowledges that the other party to this Agreement has relied upon such representation and warranty.

16.Entire Agreement. This Agreement constitutes the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties except as set forth and contemplated herein.

17.Severability. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

18.Further Assurances. The Borrower Parties agree to take all further actions and execute all further documents as the Lender Parties may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

19.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

20.[Intentionally omitted]

21.Corporate Credit Agreement. For so long as the Forbearance Period shall be continuing, TPHS Lender LLC, as lender under the Corporate Credit Agreement and as administrative agent under the Corporate Credit Agreement, acknowledges and agrees that no Event of Default (as defined in the Corporate Credit Agreement) shall be deemed to have occurred as a result of the Forbearance Defaults.

22.Lender Parties Not Aware of Any Default. The Lender Parties represent and warrant to the Borrower Parties that the Lender Parties are not presently aware of the existence of any default (other than the Forbearance Defaults and defaults resulting from the financial condition of Borrower, Indemnitor or any Affiliate thereof).

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the Forbearance Effective Date.

BORROWER:

TPHGREENWICH SUBORDINATE MEZZ LLC, a Delaware limited liability company

By:	/s/ Steven Kahn
Name:Steven Kahn
Title:Chief Financial Officer

INDEMNITOR:

TRINITY PLACE HOLDINGS INC., a Delaware corporation

By:	/s/ Steven Kahn
Name:Steven Kahn
Title:Chief Financial Officer

ADDITIONAL PLEDGOR:

TPHGREENWICH MEZZ LLC, a Delaware limited liability company

By:	/s/ Steven Kahn
Name:Steven Kahn
Title:Chief Financial Officer

[Signature page continues on next page]

[Signature Page to Forbearance Agreement (Mezzanine)]

LENDER:

TPHS LENDER II LLC, a Delaware limited liability company

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name:Joshua D. Morris
Title:Manager

ADMINISTRATIVE AGENT:

TPHS LENDER II LLC, a Delaware limited liability company

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name:Joshua D. Morris
Title:Manager

[Signature page continues on next page]

[Signature Page to Forbearance Agreement (Mezzanine)]

ACKNOWLEDGED AND AGREED SOLELY FOR THE PURPOSES OF PARAGRAPH 21:

CORPORATE FACILITY LENDER:

TPHS LENDER LLC, as lender

By:	Midtown Acquisitions GP LLC, its Manager

By:	/s/ Joshua D. Morris
Name:Joshua D. Morris
Title:Manager

CORPORATE FACILITY ADMINISTRATIVE AGENT:

TPHS LENDER LLC, as administration agent

By:	/s/ Joshua D. Morris
Name:Joshua D. Morris
Title:Manager

[Signature Page to Forbearance Agreement (Mezzanine)]

ANNEX I – FORBEARANCE DEFAULTS

1.Any failure by the Mortgage Borrower to make payments under the Mortgage Loan Agreement including, without limitation, interest payments due on September 1, 2023 and principal and interest payments due at maturity.

2.Any failure by the Mortgage Borrower to achieve any Milestone Construction Hurdles (as defined in the Mortgage Loan Agreement) as and when required under the Mortgage Loan Agreement, or to satisfy the Quarterly Sales Hurdle (as defined in the Mortgage Loan Agreement) or make the related prepayment as and when required under the Mortgage Loan Agreement.

3.Any failure by the Mezzanine Borrower to make payments under the Mezzanine Loan Agreement including, without limitation, interest payments due on September 1, 2023 and principal and interest payments due at maturity.

4.Any failure by the Mezzanine Borrower to achieve any Milestone Construction Hurdles (as defined in the Mezzanine Loan Agreement) as and when required under the Mezzanine Loan Agreement, or to satisfy the Quarterly Sales Hurdle (as defined in the Mezzanine Loan Agreement) or make the related prepayment as and when required under the Mezzanine Loan Agreement.